UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2018

Axovant Sciences Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-37418	98-1333697
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB, United Kingdom

(Address of principal executive office)

Registrant’s telephone number, including area code:  +44 203 318 9708

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On February 14, 2018, Axovant Sciences Ltd. (the “Company”) filed a Form 8-K (the “Original Form 8-K”) reporting under Item 5.02 the appointment of Roger Jeffs, Ph.D. and George W. Bickerstaff, III to the Company’s board of directors (the “Board”). Committee assignments for these directors had not been determined as of the filing of the Original Form 8-K.   On March 7, 2018, the Company filed Amendment No. 1 to the Original Form 8-K (“Amendment No. 1”),  reporting additional committee assignments for Dr. Jeffs and Mr. Bickerstaff, and this Amendment No. 2 to Current Report on Form 8-K/A is being filed solely for the purpose of setting forth an additional committee assignment for Mr. Bickerstaff.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2018, effective immediately, the Board appointed Mr. Bickerstaff to serve as a member of the Compensation Committee of the Board.

In accordance with the Company’s non-employee director compensation policy, Mr. Bickerstaff will receive an annual cash retainer of $6,000 for his service as a member of the Compensation Committee of the Board. This retainer is in addition to the annual cash retainer of $40,000 he will receive for his service as a director, as previously disclosed in the Original Form 8-K, and his annual cash retainer of $9,000 for his service as a member of the Audit Committee, as previously disclosed in Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axovant Sciences Ltd.

Date: March 13, 2018	By:	/s/ Gregory Weinhoff
		Name:	Gregory Weinhoff
		Title:	Principal Financial Officer